- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            CALIBER SYSTEMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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- --------------------------------------------------------------------------------

                             CALIBER  SYSTEM,  INC.

                               3560 W. MARKET ST.
                               AKRON, OHIO 44333

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                       TO BE HELD WEDNESDAY, MAY 8, 1996

                               ------------------

TO THE SHAREHOLDERS:

    You are hereby notified that the Annual Meeting of Shareholders of Caliber System, Inc., will be held Wednesday, May 8, 1996, at 9:00 a.m. Eastern Daylight Time, at the Akron West Hilton, located at 3180 W. Market Street, Akron, Ohio, for the following purposes:

    1. To elect eight directors to the Board of Directors.
       Eight nominees to be presented for election will be George B. Beitzel, Richard A. Chenoweth, Norman C. Harbert, Harry L. Kavetas, Charles R. Longsworth, G. James Roush, Daniel J. Sullivan and H. Mitchell Watson, Jr., who are presently members of the Board of Directors of the Company.

    2. To approve the adoption of the Caliber System, Inc. 1996 Equity Incentive Compensation Plan.

    3. To approve an amendment to the 1989 Nonemployee Directors' Stock Plan.

    4. To approve the adoption of the Caliber System, Inc. Nonemployee Directors' Stock Retainer Plan.

    5. To consider a proposal submitted by a shareholder, if presented at the meeting, with respect to cumulative voting, which the Board opposes.

    6. To consider a proposal submitted by a shareholder, if presented at the meeting, for amendment of the Company Code of Regulations to require that an independent director serve as the Chairman of the Board of Directors, which the Board opposes.

    7. To ratify the designation of Ernst & Young LLP as the independent auditors of the Company for 1996.

    8. To consider such other business as may be brought before the meeting.

    The record of shareholders entitled to notice and to vote at the meeting was taken as of the close of business on March 22, 1996.

    You are invited to attend the meeting, but whether or not you expect to attend in person, please mark, sign, date and return the enclosed proxy in the accompanying postage-paid envelope so that your shares will be represented at the meeting or adjournment thereof.

    If you wish to have your vote treated in a confidential manner, please mark the box "Confidential Vote Requested" on your proxy card.

                                                      D. A. WILSON
                                                       Secretary
April 8, 1996

                                PROXY STATEMENT

    This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Caliber System, Inc. (the Company) of proxies to be used at the Annual Meeting of Shareholders to be held Wednesday, May 8, 1996, at 9:00 a.m. Eastern Daylight Time, at the Akron West Hilton, located at 3180 W. Market Street, Akron, Ohio, or any adjournment thereof.

    The NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, this PROXY STATEMENT and the form of PROXY are being mailed to shareholders on April 8, 1996. A copy of the Company's Annual Report on Form 10-K may be obtained without charge by writing the Secretary of the Company at the above address.

                      RECORD DATE AND VOTING REQUIREMENTS

    The record of shareholders entitled to vote was taken as of the close of business on March 22, 1996. At that date, the Company had outstanding and entitled to vote 39,203,030 shares of common stock without par value. Each share of common stock entitles the holder to one vote on all matters properly brought before the meeting, including the election of directors.

    The Company has adopted a policy allowing shareholders the opportunity to request confidential treatment of their proxy votes. There is a place on the enclosed proxy card for shareholders to make such an election. If a shareholder so requests confidential treatment, an independent vote tabulator and the independent inspectors of election will keep the shareholder's vote permanently confidential and not disclose the vote to anyone. This policy will be in effect at the Annual Meeting. Confidential treatment will not apply when disclosure is required by law or under circumstances such as a proxy contest.

    Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you expect to attend in person, you are encouraged to return the enclosed proxy. Your vote is important. You may revoke your proxy at any time prior to the exercise of the powers it confers. The shares represented by a properly executed proxy card will be voted in the manner directed by the shareholder.

    Unless a shareholder requests voting of his shares be withheld for any one or more of the nominees for director, his shares will be voted by the Proxies for the election as directors of the eight nominees.

    Where a shareholder specifies a choice with respect to any other proposal set forth in this Proxy Statement, his shares will be voted (or withheld from voting) in accordance with the instructions given. If no specific instruction is given, the shares will be voted for Proposal Nos. 2, 3, 4 and 7; against Proposal Nos. 5 and 6; and, in the discretion of the Proxies, on such other business as may properly come before the meeting. The Board of Directors is not aware of any matter to be presented for action at the meeting other than those set forth herein.

    The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal. Abstentions and "non-votes" will be treated as votes against proposals presented to shareholders other than elections of directors.

    The Board of Directors has designated R. A. Chenoweth, Director; D. J. Sullivan, Director, Chairman, President and CEO; and D. A. Wilson, Senior Vice President-Finance and Planning and CFO as Proxies for appointment by shareholders to represent and vote their shares in accordance with their directions.

         PRINCIPAL HOLDERS OF COMPANY COMMON STOCK ON FEBRUARY 29, 1996

    Other than those named in the following table, the Company knows of no person owning of record or beneficially more than 5% of the outstanding common stock entitled to vote.

- ----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     TOTAL
                                               SHARES IN        % OF         SHARES         % OF                      % OF
             NAME AND ADDRESS OF              VOTING TRUST     VOTING       OUTSIDE        VOTING       TOTAL        VOTING
              BENEFICIAL OWNER                    (A)          STOCK      VOTING TRUST     STOCK        SHARES       STOCK
- ----------------------------------------------------------------------------------------------------------------------------
Sarah Roush Werner
  P. O. Box 611
  Marysville, Washington 98270                  2,605,763       6.66        1,041,092(b)     2.67      3,646,855(b)    9.33

The GAR Foundation
  Robert W. Briggs and
  National City Bank, Northeast, Trustees
  One Cascade Plaza
  Akron, Ohio 44308                             1,778,595       4.55          763,861        1.95      2,542,456       6.50

G. James Roush
  P. O. Box 3123
  Seattle, Washington 98009                     2,000,000       5.11           97,345(c)     0.25      2,097,345(c)    5.36

Other Shareholders                                268,408       0.69          731,181        1.87        999,589       2.56
                                              ------------     ------     ------------     ------     ----------     ------
Total                                           6,652,766      17.01        2,633,479        6.74      9,286,245      23.75

Caliber System, Inc. Stock Bonus Plan(d)(e)
  National City Bank, Trustee
  P. O. Box 5756
  Cleveland, Ohio 44101                                                     6,082,647       15.55      6,082,647      15.55

Caliber System, Inc. Stock
  Savings and Retirement Income Plan(e)(f)
  National City Bank, Trustee
  P. O. Box 5756
  Cleveland, Ohio 44101                                                     2,790,868        7.14      2,790,868       7.14

FMR Corp.(g)
  82 Devonshire St.
  Boston, Massachusetts 02109                                               4,802,797       12.28      4,802,797      12.28

Invesco PLC(h)
  11 Devonshire Square
  London, England EC2M 4YR                                                  2,897,120        7.41      2,897,120       7.41
- ----------------------------------------------------------------------------------------------------------------------------

(a) Pursuant to the terms of the Voting Trust of June 1, 1966, as amended and restated effective November 1, 1992, and extended for a term ending October 31, 2002, the voting trustees, R. A. Chenoweth and G. J. Roush, have authority to attend all meetings of the shareholders, to exercise consents and to vote the shares relative to the election of directors and any other matter that may be brought before the shareholders; provided that in the case of certain proposals involving major decisions concerning the Company or its assets, the voting trustees are to request instructions from each Voting Trust beneficiary and, if such instructions are received, must vote in accordance with such instructions.

       Except as set forth in the Voting Trust Agreement, the beneficiaries of the Voting Trust have an annual noncumulative right to withdraw approximately 5% of the shares deposited on their behalf. The business address of R. A. Chenoweth is P. O. Box 1500, 50 South Main Street, Akron, Ohio 44309.

(b) Includes 166,400 shares outside the Voting Trust as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(c) Includes 47,908 shares held on behalf of the family of Mr. Roush as to which he disclaims beneficial ownership.

(d) Pursuant to the Employee Matters Agreement entered into between the Company and Roadway Express in connection with the spinoff of Roadway Express, shares constituting approximately 10.8% of the outstanding shares of the Company are to be transferred from the Caliber System, Inc. Stock Bonus Plan to a Roadway Express defined contribution plan during 1996.

(e) Pursuant to the terms of the Caliber System, Inc. Stock Bonus Plan and the Caliber System, Inc. Stock Savings and Retirement Income Plan, participants are entitled to instruct the trustee as to the voting of any shares allocated to their account(s). The trustee must vote the shares as directed. The trustee, however, possesses the power to vote all other shares held in trust by the Plans (including shares for which it does not receive instructions from participants) in accordance with its discretion absent the express direction of the respective Plan Administrative Committee. The Administrative Committee of the Stock Bonus Plan consists of D. C. Brown, D. J. Sullivan and D. A. Wilson, and the Administrative Committee of the Stock Savings and Retirement Income Plan consists of D.
       C. Brown, T. R. Warren and D. A. Wilson.

(f) Pursuant to the Employee Matters Agreement entered into between the Company and Roadway Express in connection with the spinoff of Roadway Express, shares constituting approximately 4.7% of the outstanding shares of the Company are to be transferred from the Caliber System, Inc. Stock Savings and Retirement Income Plan to a Roadway Express defined contribution plan during 1996.

(g) Based on information received from FMR Corp., includes 4,649,532 shares beneficially owned by Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, and 144,865 shares beneficially owned by Fidelity Management Trust Company (FMTC), a wholly-owned subsidiary of FMR Corp. Sole investment power with respect to 4,794,397 shares is reported to be held by FMR Corp. FMR Corp. reports that it has sole voting power over 114,965 shares. Fidelity International Limited reports that it has sole voting and investment power over 8,400 shares.

(h) Invesco PLC disclaims beneficial ownership of all shares since they are held pursuant to investment advisory contracts through which voting and investment powers may be shared with clients. No single client owns more than 5% of the outstanding common stock of the Company, and ownership is solely for investment purposes.


                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

    The Restated Amended Code of Regulations of the Company provides that the Board of Directors shall consist of ten members, except that either the shareholders or the directors by resolution may change the number at any time. The Board has fixed the number of directors at eight and recommends that the present eight directors be elected for the ensuing year and until their successors are elected and qualified. All nominees have consented to being named and to serve if elected. If any nominees for director become unavailable, the Proxies will be voted for such substitute nominees, if any, as may be nominated by the Board.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

    The information appearing in the following table, regarding principal occupation or employment and name and principal business of the corporation or other organization in which such occupation or employment is carried on, covers at least the last five years. The period during which each nominee has served as a director of the Company includes service as a director of Roadway Express prior to 1982. Except as otherwise noted, each person named in the following table has sole voting and investment power over the shares beneficially owned.

- ------------------------------------------------------------------------------------------------------------------------
                                                                                        SHARES BENEFICIALLY       % OF
                                             PRINCIPAL OCCUPATION,                          OWNED AS OF          VOTING
           NAME                           OTHER DIRECTORSHIPS AND AGE                    FEBRUARY 29, 1996       STOCK
- ------------------------------------------------------------------------------------------------------------------------
George B. Beitzel           Director, various corporations. Formerly Senior Vice
  Director since 1986       President and Director of International Business
                            Machines Corporation, a manufacturer of computers and
                            office equipment, from 1972 to 1987. Director: Bankers
                            Trust New York Corporation, Computer Task Group,
                            FlightSafety International, Inc., Phillips Petroleum
                            Company, Rohm and Haas Company, TIG Holdings, Datalogix
                            International, Xillix Technologies Corporation.
                            Chairman, The Colonial Williamsburg Foundation, and
                            Chairman Emeritus, Amherst College. Age 67.                          7,370(a)         0.02

- ------------------------------------------------------------------------------------------------------------------------
                                                                                        SHARES BENEFICIALLY       % OF
                                             PRINCIPAL OCCUPATION,                          OWNED AS OF          VOTING
           NAME                           OTHER DIRECTORSHIPS AND AGE                    FEBRUARY 29, 1996       STOCK
- ------------------------------------------------------------------------------------------------------------------------
Richard A. Chenoweth        Principal of Buckingham, Doolittle & Burroughs, a Legal
  Director since 1980       Professional Association, Akron, Ohio. Director: First
                            Merit Corporation and First National Bank of Ohio. Age
                            70.                                                                  4,003(a)         0.01

Norman C. Harbert           Chairman and Chief Executive Officer of The Hawk Group,
  Director since 1981       a venture capital company investing in industrial
                            firms, since 1988. Director: Second Bancorp, New West
                            Eyeworks. Age 62.                                                     4,378           0.01

Harry L. Kavetas            Executive Vice President and Chief Financial Officer,
  Director since            Eastman Kodak Company, a manufacturer of photographic
  February 1996             and office equipment, Rochester, New York, since
                            February 1994. Retired Vice President, International
                            Business Machines Corporation, 1989-1993; President,
                            Chief Executive Officer and Director, IBM Credit
                            Corporation, 1986-1993. Director: Lincoln National
                            Corporation and Rochester Philharmonic Orchestra.
                            Member, Advisory Board of The Salvation Army. Age 58.                  500            0.00

Charles R. Longsworth       Chairman Emeritus of The Colonial Williamsburg
  Director since 1989       Foundation, a colonial restoration museum and hotel
                            complex, since 1994, Chairman in 1992 and 1993 and
                            President and Chief Executive Officer from 1979 to
                            1992. Director: Crestar Financial Corporation,
                            FlightSafety International, Inc., Houghton Mifflin Co.,
                            Saul Centers, Inc., Virginia Eastern Shore Corporation.
                            Chairman of the Board of Trustees, Amherst College. Age
                            66.                                                                  1,987            0.01

G. James Roush              Private investor. Seattle, Washington. Age 68.
  Director since 1969                                                                        2,097,345(a)         5.36

Daniel J. Sullivan          Chairman since October 1995; President and Chief
  Director since 1990       Executive Officer since August 1995; President and
                            Chief Operating Officer from January 1994 to August
                            1995; Senior Vice President and President-National
                            Carrier Group during 1993; Vice President and
                            President-National Carrier Group during 1992; Vice
                            President and Group Executive from July 1990 through
                            1991 and President of RPS, Inc. through June 1990. Age
                            49.                                                                 55,377(b)         0.14

H. Mitchell Watson, Jr.     President, Sigma Group of America, a consulting
  Director since            company, Westport, Connecticut, since December 1992;
  May 1995                  President and Chief Executive Officer, ROLM Company, a
                            communications and electronics company, Norwalk,
                            Connecticut, from 1989 to 1992. Director: Praxair, Inc.
                            and PlastiLine, Inc.; Director and President of Helen
                            Keller International. Member of the Board of Trustees
                            of the Interdenominational Theology Center at Atlanta
                            University. Age 58.                                                  2,967            0.01

- ------------------------------------------------------------------------------------------------------------------------

[FN]
(a) Includes shares owned by family members of the nominees as to which beneficial ownership is disclaimed, as follows: Mr. Beitzel, 1,247 shares; Mr. Chenoweth, 416 shares; and Mr. Roush, 47,908 shares.

(b) Includes 11,500 shares held by Mr. Sullivan, pursuant to the Stock Bonus Plan, the Stock Savings and Retirement Income Plan and the Employee Stock Ownership Plan as of December 31, 1995.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

    The Board of Directors of the Company has an Audit Committee, a Director Affairs Committee (formerly known as the Nominating Committee), a Compensation Committee, an Executive and Finance Committee, and a Planning Committee, and, during 1995, had a special Spinoff Oversight Committee.

    The members of the Audit Committee are G. B. Beitzel, R. A. Chenoweth, H. L. Kavetas, C. R. Longsworth and H. M. Watson, Jr. During 1995, the Committee reviewed the audit plan developed by the Company's independent auditors and the professional services provided by them to assure their independence. Additionally, the Audit Committee reviewed the annual financial statements prepared by management prior to their issuance and met with the independent auditors to review their opinion on the annual financial statements and the results of their audit procedures. The Committee also reviewed, in consultation with the independent auditors and the Company's Director of Internal Audit, the adequacy of the Company's internal controls.

    The members of the Director Affairs Committee are G. B. Beitzel, R. A. Chenoweth and G. J. Roush. During 1995, the Committee selected nominees to be elected directors and officers of the Company. Written recommendations for director nominees to be elected at the 1997 Annual Meeting that are addressed to
G. J. Roush, chairman of the Director Affairs Committee, at the Company's principal offices and received before December 16, 1996 will be considered by the Director Affairs Committee.

    The members of the Compensation Committee are N. C. Harbert, C. R. Longsworth, G. J. Roush and H. M. Watson, Jr. The Committee recommends compensation for executive officers of the Company.

    The members of the Executive and Finance Committee are G. B. Beitzel, H. L. Kavetas, C. R. Longsworth, G. J. Roush and D. J. Sullivan. The Committee makes recommendations for capital expenditures and other financial matters and may act for the Board of Directors between its regular meetings.

    The members of the Planning Committee are G. B. Beitzel, N. C. Harbert, D.
J. Sullivan and H. M. Watson, Jr. The Committee reviews plans developed by management for the growth of the Company.

    The members of the Spinoff Oversight Committee during 1995 were G. B. Beitzel, R. A. Chenoweth, R. E. Mercer and H. M. Watson, Jr. The purpose of the Committee was to provide oversight to management as appropriate on issues related to the spinoff of the Company's former wholly-owned subsidiary, Roadway Express, Inc., and during the Company's period of transition.

    During 1995, the Board met thirteen times. The Compensation Committee and Executive and Finance Committee each met six times; the Audit Committee met five times; the Spinoff Oversight Committee met four times; and the Director Affairs Committee and Planning Committee each met twice. Average attendance at the meetings of the Board and the meetings of all its committees was 95%.

                             DIRECTOR COMPENSATION

    During 1995, all nonemployee directors of the Company were paid an annual retainer of $18,000 plus 100 shares of Company stock and (a) an annual retainer of $4,000 for each committee membership except for the Spinoff Oversight Committee and (b) an additional sum of $1,500 for each meeting of the Board or a committee, except when held the same day as a meeting of the Board or another committee, in which case an additional sum of $850 was paid. Additionally, the chairmen of the Audit Committee and the Compensation Committee were each paid an annual retainer of $4,000; the chairmen of the Director Affairs Committee and the Executive and Finance Committee were each paid an annual retainer of $3,000; and the chairman of the Spinoff Oversight Committee was paid an annual retainer of $2,000. For 1996, the fee arrangement will consist of an annual retainer of 900 shares of Company common stock plus (a) an annual retainer of $2,000 for each committee membership and (b) an additional sum of $1,000 for each meeting of the Board or a committee, except when held the same day as a meeting of the Board or another committee, in which case an additional sum of $600 will be paid. Additionally, the chairman of each committee of the Board (except officers of the Company) will be paid an annual retainer of $3,000.

    Four compensation plans were in effect during 1995 for nonemployee directors. These include the Caliber System, Inc. 1989 Nonemployee Directors' Stock Plan (the 1989 Stock Plan); its successor, the Caliber System, Inc. 1994 Nonemployee Directors' Stock Plan (the 1994 Stock Plan); the Caliber System, Inc. Directors' Deferred Compensation Plan (the Deferred Compensation Plan); and the Caliber System, Inc. Retirement Plan for Nonemployee Directors (the Retirement Plan).

    THE 1989 STOCK PLAN: During 1995, the restrictions on 222 shares of Company common stock awarded under the 1989 Stock Plan to Mr. Mercer, a retired director, were removed, and options to purchase 888 shares at $36 per share were cancelled. The 1989 Stock Plan was approved by the shareholders at the Annual Meeting held in May 1989. No additional grants of options or shares will be made under the 1989 Stock Plan. Subject to shareholder approval, the Board of Directors has voted to authorize an amendment to the 1989 Stock Plan which would authorize the committee administering the Plan to adjust the options outstanding under the Plan to reflect the impact of the spinoff of Roadway Express. The committee administering the 1989 Stock Plan consists of the Chairman of the Company's Board of Directors (provided he is not a nonemployee director), and two Company officers who are not nonemployee directors. The committee currently consists of D. C. Brown, D. J. Sullivan and D. A. Wilson. If shareholder approval is obtained, the committee will approve an amendment to the options pursuant to which participants will be able to purchase 1.2 shares of Company common stock with each option rather than one share per option as originally granted. This adjustment is intended to prevent dilution of nonemployee directors' rights under the Plan as a result of the spinoff of Roadway Express.

    THE 1994 STOCK PLAN: The 1994 Stock Plan was approved by the shareholders of the Company at the Annual Meeting held May 11, 1994, and effective that date. In 1994, Mr. Sword and Mrs. Werner, retired directors, and Messrs. Beitzel, Chenoweth, Harbert, Longsworth, and Roush were each awarded 1,887 shares of Company common stock having an aggregate fair market value at the time of $125,014, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 7,548 shares of Company stock at a price of $66.25 per share. In 1995, Mr. Mercer and Mr.

Watson were each awarded 2,797 shares of Company common stock having a fair market value of $124,991, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 11,188 shares of Company common stock at a price of $44.6875 per share.

    The shares and option rights are subject to forfeiture and cancellation according to a formula. Two years after the grant, depending on the fair market value of a share, either 40% of the shares awarded will vest free of restrictions and the related option rights will be cancelled, or such option rights will become exercisable and the related shares will be forfeited. Thereafter, 20% of such shares or related option rights will become nonforfeitable or exercisable annually, on the same basis. Upon their retirement from the Board of Directors at the end of 1995, Mrs. Werner and Messrs. Mercer and Sword failed to vest in any awards under the 1994 Stock Plan and, accordingly, their shares were returned to the treasury. All nonemployee directors received unrestricted shares of Roadway Express as part of the spinoff.

    The 1994 Stock Plan is administered by a committee consisting of the Chairman of the Company's Board of Directors (provided he is not a nonemployee director), and two Company officers who are not nonemployee directors. The committee currently consists of D. C. Brown, D. J. Sullivan and D. A. Wilson. The committee has approved an adjustment to the exercise price for all options under the 1994 Stock Plan to reflect the impact of the spinoff of Roadway Express. The adjustment was based on the relative average values of Roadway Express and Company shares for the 15 trading day period following the spinoff of Roadway Express. Options granted in 1994 now have an adjusted exercise price of $55.06, and options granted in 1995 have an adjusted exercise price of $37.14. The adjusted exercise prices, which will also serve as the basis upon which to determine changes in fair market value, prevent dilution of nonemployee directors' rights under the 1994 Stock Plan.

    THE DEFERRED COMPENSATION PLAN: Under the Deferred Compensation Plan, any nonemployee director of the Company may elect to defer receipt of all or a portion of the compensation payable to him for services as a member of the Board of Directors or any committee thereof. Compensation deferred payable in cash may earn interest at a formula rate or may be credited in units equal in value to the average price of shares of Company common stock acquired by the Caliber System, Inc. Stock Bonus Plan during the year in which such amounts are payable. Each credited unit is payable in cash based on the fair market value of Company common stock at the time of payment. Deferred amounts will be payable upon termination of service as a director, or on certain earlier dates, as requested by the director. Messrs. Beitzel, Kavetas and Roush participate in the Deferred Compensation Plan under the credited units alternative.

    The Deferred Compensation Plan was amended in 1995 to permit the deferral of receipt of the portion of the Directors' annual compensation which is paid in shares of Company common stock. This portion of deferred compensation will be credited as units while in the Plan and will be paid in shares of Company common stock. The units have been adjusted to reflect the spinoff of Roadway Express.

    THE RETIREMENT PLAN: Under the Retirement Plan, a nonemployee director is entitled to receive an annual retirement benefit equal to the annual retainer in effect during the year of his retirement. Payment of such benefits will commence upon termination of service as a director. Payments will be made in quarterly installments for the joint lives of the retired director and his surviving spouse until the number of such payments equals the total number of quarters of his service as a director. The Retirement Plan also provides an additional annual retirement benefit payable in cash equal to the market value of 200 shares of Company common stock as of December 31 of the year prior to the year in which the additional benefit is paid. A director must have served a minimum of five years on the Board in order to receive the additional benefit. If a director has served at least five years but less than eight years at the time of his retirement, the additional benefit will be paid annually thereafter for a period of eight years, limited to the joint lives of the retired director and his or her spouse. If a director has served for at least eight years at the time of his retirement, the additional benefit will be paid annually thereafter until the number of such payments equals the total number of years of his service as a director, limited by the joint lives of the retired director and his or her spouse. At its February 14, 1996 meeting, the Board of Directors of the Company voted to amend the Retirement Plan to cease crediting service as a director as of the end of the second quarter 1996. Nonemployee directors with benefits accrued under the Plan through the end of the second quarter of 1996 who retire in the future will receive an annual benefit equal to the retainer in effect during 1995 plus, for directors with at least five years of service at the end of the second quarter, the additional retirement benefit payable in cash equal to the market value of 200 shares of Company common stock as described above.

    NONEMPLOYEE DIRECTOR CHARITABLE AWARD PROGRAM: As part of its overall program to promote the mutual interest of the Company and its nonemployee directors in charitable giving, the Company established, effective May 8, 1991, a Nonemployee Director Charitable Award Program which is funded by life insurance policies on the lives of nonemployee directors. Upon the death of a nonemployee director (or certain other qualifying events), the Company will donate up to $1 million (or its actuarial equivalent) to one or more qualifying charitable organizations recommended by the individual director funded entirely by insurance proceeds. Individual directors derive no financial benefit from this program since all available deductions for tax purposes accrue solely to the Company.

         EXECUTIVE COMPENSATION AND SHAREHOLDINGS BY EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE: The following table sets forth information concerning annual and long-term compensation for services rendered to the Company for 1995, 1994 and 1993 by those persons who were the chief executive officer and certain other current and former executive officers of the Company during 1995 (collectively, the Named Officers).

- --------------------------------------------------------------------------------------------------------------------
                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                            ANNUAL COMPENSATION           RESTRICTED STOCK
                                           ---------------------               AWARDS                   ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS (A)       (BOOK VALUE SHARES) (B)      COMPENSATION (C)
- --------------------------------------------------------------------------------------------------------------------
John P. Chandler                  1995    $200,000      $ 58,241              $       0                 $  18,519
  Vice President                  1994     215,000       187,387                 31,265                    17,654
  and Treasurer                   1993     210,000       159,157                 17,689                    23,010

Kathryn W. Dindo(d)               1995    $120,000      $ 57,600              $  14,400                 $   1,276
  Vice President                  1994      46,154        15,548                 12,144                         0
  and Controller                  1993

Daniel J. Sullivan                1995    $365,000      $132,351              $  59,213                 $  40,648
  Director, Chairman,             1994     322,500       254,866                132,196                    37,317
  President and CEO               1993     300,000       323,276                177,087                    40,436

D. A. Wilson                      1995    $250,000      $ 54,236              $  52,193                 $  20,486
  Senior Vice President-          1994     233,192       134,291                 94,933                    19,093
  Finance and Planning,           1993     225,000       137,368                100,830                    24,222
  Secretary and CFO

Former Officers:

Joseph M. Clapp(e)                1995    $375,000      $  3,201              $  22,984                 $ 808,615
  Director, Chairman              1994     347,308       260,231                189,819                    64,874
  and CEO                         1993     325,000       271,104                206,134                    60,771

John M. Glenn(e)                  1995    $170,000      $ 27,028              $  26,285                 $  16,104
  Vice President and              1994     170,000        77,850                 62,076                    15,910
  General Counsel                 1993     165,000        64,382                 52,160                    22,333
- --------------------------------------------------------------------------------

[FN]
(a) Reflects incentive compensation earned, less amounts used to purchase Restricted Book Value Shares (RBV Shares) under the Consolidated Restricted Book Value Shares Plan for Caliber System, Inc. (RBVS Plan). Amounts used to purchase RBV Shares are included in the Long-Term Compensation column.

(b) The amounts set forth in this column do not reflect conventional awards of restricted stock, but rather reflect amounts of compensation otherwise provided to the executive officer that he elected to use for the purchase of RBV Shares under the RBVS Plan. The amounts include (i) the portion of cash incentive compensation referred to in footnote (a) above and (ii) the value of certain stock credits awarded under the Caliber System, Inc. Long-Term Stock Award Incentive Plan (LTS Plan). RBV Shares are purchased from the Company at book value. Owners of RBV Shares have the same rights as other holders of Company common stock, including voting and dividend rights. However, RBV Shares cannot be resold except to the Company and then only at a price equal to book value as of the year-end preceding repurchase. Book Value was $18.64 as of December 31, 1995, $25.76 as of December 31, 1994, and $26.60 as of December 31, 1993. RBV Shares owned by the Named Officers, including purchases with 1995 compensation, and the aggregate value based upon the book value as of December 31, 1995, are as follows: Mr. Chandler, 2,402 ($44,773); Ms. Dindo, 737 ($13,738); Mr. Sullivan, 34,200 ($637,488);
    Mr. Wilson, 43,156 ($804,428); Mr. Clapp, 56,496 ($1,053,085); and Mr.
    Glenn, 11,682 ($217,752). For additional information about the RBVS Plan see the Compensation Committee Report, and for more information about the LTS Plan and the stock credits awarded thereunder for 1995, see the Compensation Committee Report and the Long-Term Incentive Plans Table.

(c) Reflects (i) dividend equivalents earned on stock credits awarded under the LTS Plan and predecessor plans (Mr. Chandler, $11,275; Ms. Dindo, $294; Mr. Sullivan, $33,404; Mr. Wilson, $13,242; Mr. Clapp, $66,371; and Mr. Glenn, $8,860); (ii) Company matching contributions under the Caliber System, Inc. Stock Savings and Retirement Income Plan, a voluntary contributory defined contribution employee benefit plan ($5,250 for each of the Named Officers except Ms. Dindo); (iii) allocations under the Caliber System, Inc. Stock Bonus Plan, a noncontributory defined contribution employee benefit plan $1,994 for each of the Named Officers except Ms. Dindo who received $982; and (iv) a one-time payment of $735,000 to Mr. Clapp upon his retirement.

(d) Ms. Dindo joined the Company in 1994 as Assistant Controller and became Vice President and Controller effective January 1, 1996.

(e) Mr. Clapp and Mr. Glenn retired as officers of the Company prior to the end of 1995.

    LONG-TERM INCENTIVE PLANS TABLE: The following table sets forth information concerning long-term incentive plans pursuant to which the Named Officers received awards for 1995. It reflects stock credits awarded under the LTS Plan, less supplemental stock credits used to purchase RBV Shares. Supplemental stock credits are designed to make up for contributions to participants' accounts in the Company's qualified defined contribution plans that are not allocated to a participant because of limitations imposed by the Internal Revenue Code. The value of supplemental stock credits that were used to purchase RBV Shares is included in the Long-Term Compensation column of the Summary Compensation Table.

    Until distribution, dividend equivalents will be credited in shares of Company common stock. Stock credits are distributed as shares in five annual installments after retirement. Stock credits are fully vested at age 55. For additional information about the LTS Plan and the valuation of stock credits awarded thereunder, see the Compensation Committee Report.

- ------------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF SHARES,
                                                                    UNITS OR OTHER RIGHTS        MINIMUM PERIOD
                          NAME                             YEAR     (STOCK CREDIT AWARDS)     UNTIL MATURATION(A)
- ------------------------------------------------------------------------------------------------------------------
John P. Chandler
  Vice President and Treasurer                             1995             1,146                    1 Year

Kathryn W. Dindo
  Vice President and Controller                            1995               549                    1 Year

Daniel J. Sullivan
  Director, Chairman, President and CEO                    1995             2,721                    1 Year

D. A. Wilson
  Senior Vice President-Finance and Planning,
  Secretary and CFO                                        1995             1,519                    1 Year

Former officers:

Joseph M. Clapp
  Director, Chairman and CEO                               1995             5,170                    1 Year

John M. Glenn
  Vice President and General Counsel                       1995               748                    1 Year
- ------------------------------------------------------------------------------------------------------------------

[FN]
(a) After December 31, 1995, 50% of an executive officer's basic stock credits awarded under the LTS Plan may be used to purchase RBV Shares in a number equivalent to the number which could be purchased at book value as of December 31, 1995.

    CALIBER SYSTEM, INC. PENSION PLAN: The Pension Plan is a noncontributory qualified employee defined benefit plan. The Pension Plan provides retirement benefits after normal retirement at age 65 equal to the greater of (a) 1 1/3% of final five year average compensation or (b) 1 3/4% of final 20 year average compensation up to $45,000 and 1 1/2% of final 20 year average compensation in excess of $45,000, times total years of service not to exceed 30. Benefits under the Pension Plan are not subject to reductions for Social Security benefits or other offset amounts. The following table shows estimated annual pension benefits payable as a straight life annuity under various assumptions based on final 20 year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation. For the Named Officers, annual compensation represents the sum of the amounts shown for 1995 in the Salary and Bonus columns of the Summary Compensation Table, plus that portion of the amount shown in the Long-term Compensation column that represents incentive compensation used to purchase RBV Shares.

                               PENSION PLAN TABLE

   AVERAGE ANNUAL             ESTIMATED ANNUAL PENSION BENEFITS UPON
    COMPENSATION            RETIREMENT FOR YEARS OF SERVICE INDICATED
FOR LAST 20 YEARS OF     ------------------------------------------------
      SERVICE            15 YEARS     20 YEARS     25 YEARS     30 YEARS
- --------------------     ---------    ---------    ---------    ---------
   $  200,000            $  46,688    $  62,250    $  77,813    $  93,375
      400,000               91,688      122,250      152,813      183,375
      600,000              136,688      182,250      227,813      273,375
      800,000              181,688      242,250      302,813      363,375
    1,000,000              226,688      302,250      377,813      453,375

    At normal retirement, the credited years of service and the estimated final 20 year average compensation under the Pension Plan for the Named Officers are:
Mr. Chandler, 24 1/3 years and $368,329; Ms. Dindo, 19 3/4 years and $264,870; Mr. Sullivan, 30 years and $944,785; and Mr. Wilson, 30 years and $504,576. The current estimated annual compensation for the Named Officers if incentive compensation goals are met would be: Mr. Chandler, $363,950; Ms. Dindo, $265,350; Mr. Sullivan, $1,020,250; and Mr. Wilson, $544,500. The actual credited years of service and final 20 year average compensation for Mr. Clapp and Mr. Glenn upon their retirement was 28 years 7 months and $422,800 for Mr. Clapp and 8 years 2 months and $250,900 for Mr. Glenn.

    Federal law places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under Federal income tax qualified plans. Since the Company believes the retirement income objectives of the Company's pension plan are appropriate for all eligible participants, it has adopted a non-qualified
Section 415 Excess Plan and a non-qualified Section 401(a)(17) Excess Benefit Plan (the "Excess Plans") providing for the payment from general funds of the benefits which would be lost by plan participants as a result of present or future Internal Revenue Code provisions which discriminate against higher paid employees. Upon the retirement or death of an Excess Plan participant, the supplemental retirement benefit payable with respect to such participant is determined under the pension formula set forth above, but without the limitations set forth in the Internal Revenue Code.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                          1995 EXECUTIVE COMPENSATION

OVERALL PHILOSOPHY AND STRATEGY

    Our Company's philosophy as to executive compensation is to align the interests of shareholders and management by tying executive compensation to corporate profitability and stock price appreciation. The 1995 executive compensation package, like that of prior years, had four components: a relatively low base salary; a potentially generous cash incentive plan tied by formula to financial results; and two stock plans whose value depends on market price appreciation and book value growth. For 1995, officers' base salaries averaged 63% of their total compensation; cash incentive compensation, 20%; and stock credit awards, 17%.

    A general description of the four executive compensation components follows:

    Base Salaries: For 1995, the Compensation Committee, using industry comparisons and performance evaluations, again established base salary levels that it considered to be below market for comparable positions. Comparisons were made between the Company's executive compensation and that of comparably-sized companies. Compensation data was obtained from Towers Perrin, an outside compensation consulting firm. Industry-based comparisons included companies in the S&P Trucking Index and other large transportation companies; comparisons to companies in other industries were made as well.

    The Compensation Committee also considered performance evaluations by the Chief Executive Officer and the Committee's own perception of individual job performance. The maintenance of internal equity among members of the executive group in accordance with their respective responsibilities remained a consideration in 1995.

    Cash Incentive Compensation: The 1995 Officers' Incentive Compensation Plan, like that of prior years, set the cash component of 1995 incentive compensation for all executive officers using a formula. Each executive had the potential to earn significant cash incentive compensation, but only if the stipulated target for 1995 return on equity was met.

    The Plan set the target return on equity, pre-tax, for 1995 at 28%, with no incentive payable unless a return of at least 10% was achieved. As in 1993 and 1994, Roadway Global Air (RGA) operating losses incurred during 1995 were excluded from the formula, except as to Messrs. Sullivan and Wilson, for whom only a portion of such losses were excluded. Also, for all officers, the expenses recorded in 1995 relative to the spinoff of Roadway Express, Inc., the discontinuance of the business of Roadway Global Air, Inc., and the consolidation, under Viking Freight, Inc., of the companies comprising the former Roadway Regional Group were also excluded from the formula.

    Return on equity calculated for 1995 incentive compensation purposes was only 15%. Consequently, bonuses payable, after all adjustments, were 28.4% of target for all company officers, except Messrs. Sullivan and Wilson, who received bonuses equal to 27.6% of target. Specifically, Mr. Sullivan's cash incentive compensation payment was $165,439, compared to his target amount of $600,000. Cash incentive bonuses for all officers for 1995 were below that for 1994 and 1993, indicating that officer compensation is closely linked to financial performance of the Company.

    Stock-Based Compensation: The Company continues to maintain two stock-based incentive compensation plans that are designed to focus the Company's executive officers on long-term performance and shareholder value. The Long-Term Stock Award Incentive Plan provides for annual awards of stock credits, distributable as stock upon retirement, and the Restricted Book Value Shares Plan affords officers an opportunity to use a portion of their cash incentive compensation to invest in the Company's common stock.

    Long-Term Stock Award Incentive Plan: The Company's 1995 Long-Term Stock Award Incentive Plan remained similar to annual plans that have provided for the award of stock credits since 1981. The number of stock credits awarded to each executive officer was determined by dividing 25% of target incentive compensation by a formula price of $55.13. The price reflects a 16% annual increase (less dividends) over a 1991 price of $34 -- the rounded average market price of Company common stock during the six months preceding October 1990. The formula was designed to provide an incentive for executive officers to achieve increases in the market price of the common stock in excess of 16% (less dividends) on a year-to-year basis.

    Restricted Book Value Shares Plan: Under the Restricted Book Value Shares Plan, officers may elect to invest up to 25% of their cash incentive compensation in Company common stock. Shares are sold at a price equal to their book value and cannot be resold except to the Company at a price equal to book value as of the year end preceding repurchase. Since both purchases and sales under this plan occur at book value, participants are motivated to achieve increases in the Company's book value.

    The Committee is aware that in some years a portion of incentive compensation may not be deductible under the Internal Revenue Code by not qualifying under Section 162(m). The Committee continues to believe that shareholder interests are better served if the Committee retains the flexibility to make appropriate changes in compensation plans if circumstances require. Such flexibility may be precluded under the restrictive provisions of shareholder approved plans.

STATUS OF REPORT

    The Board of Directors established 1995 compensation for the Company's executive officers on the basis of recommendations made by its Compensation Committee. The Compensation Committee is composed entirely of nonemployee directors. The names of the directors who served on the Compensation Committee during 1995 are set forth below. During 1995, William Sword, a director of the Company until the spinoff of Roadway Express, also served on the Committee. Mr. Sword ably provided leadership and direction to the Company during his nineteen years of service on its Board and Board committees, including eight years as a member of this Committee. For this dedicated and loyal service, this Committee wishes to both recognize and thank Mr. Sword.

                                 CALIBER SYSTEM, INC. COMPENSATION COMMITTEE

                                 C. R. Longsworth, Chairman    G. J. Roush
                                 N. C. Harbert                 H. M. Watson, Jr.

                               PERFORMANCE GRAPH

    The following graph reflects a comparison of the cumulative total shareholder return on Company common stock with the S&P Composite 500 Stock Index and the S&P Trucking Index, respectively, for the five-year period commencing December 31, 1990 through December 31, 1995. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1990 and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on Company common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)           CALIBER SYSTEM        S&P 500          S&P TRUCKING
      1990                            100                100                100
      1991                            164                130                142
      1992                            184                140                158
      1993                            166                155                155
      1994                            160                157                150
      1995                            143                215                134

     December 31         1990      1991      1992      1993      1994      1995
- ---------------------    -----     -----     -----     -----     -----     -----
Caliber System            $100      $164      $184      $166      $160      $143
S&P 500                   $100      $130      $140      $155      $157      $215
S&P Trucking              $100      $142      $158      $155      $150      $134

                OWNERSHIP OF COMPANY COMMON STOCK BY MANAGEMENT

    The following table sets forth the beneficial ownership as of February 29, 1996 of Company common stock by the Named Officers and all executive officers and directors as a group.

- -------------------------------------------------------------------------------------------------------------
                                                                                                  % OF
                                  NAME                                      SHARES(A)(B)      VOTING STOCK
- -------------------------------------------------------------------------------------------------------------
John P. Chandler
  Vice President and Treasurer                                                   10,806            0.03

Kathryn W. Dindo
  Vice President and Controller                                                     761            0.00

Daniel J. Sullivan
  Director, Chairman, President and CEO                                          55,377            0.14

D. A. Wilson
  Senior Vice President-Finance and Planning, Secretary and CFO                  60,379(c)         0.15

14 Directors and Executive Officers as a group                                2,275,026(c)         5.82

Former Officers:

Joseph M. Clapp
  Director, Chairman and CEO                                                     84,468(c)         0.22

John M. Glenn
  Vice President and General Counsel                                             16,903(c)         0.04
- -------------------------------------------------------------------------------------------------------------

[FN]
(a) Includes shares held pursuant to the Stock Bonus Plan, the Stock Savings and Retirement Income Plan and the Employee Stock Ownership Plan as of December 31, 1995, as follows: Mr. Chandler, 3,854 shares; Ms. Dindo, 24 shares; Mr. Sullivan, 11,500 shares; Mr. Wilson, 9,947 shares; all executive officers as a group, 45,838 shares; Mr. Clapp, 27,534 shares; and Mr. Glenn, 4,022 shares.

(b) Includes RBV Shares held pursuant to the RBVS Plan as of December 31, 1995, as follows: Mr. Chandler, 6,952 shares; Ms. Dindo, 737 shares; Mr. Sullivan, 42,833 shares; Mr. Wilson, 50,277 shares; all executive officers as a group, 109,438 shares; Mr. Clapp, 56,404 shares; and Mr. Glenn, 10,881 shares.

(c) Includes shares owned by family members as to which beneficial ownership is disclaimed, as follows: Mr. Wilson, 105 shares, all directors and executive officers as a group, 49,676 shares; Mr. Clapp, 100 shares; and Mr. Glenn, 1,100 shares.

                              CALIBER SYSTEM, INC.
                    1996 EQUITY INCENTIVE COMPENSATION PLAN

                                (PROPOSAL NO. 2)

    On March 11, 1996, the Board of Directors adopted, subject to approval by shareholders of the Company, the Caliber System, Inc. 1996 Equity Incentive Compensation Plan (the "1996 Plan"). A copy of the 1996 Plan is attached hereto as Annex A and the following summary is qualified in its entirety by reference thereto.

    Purposes and Eligibility. The purposes of the 1996 Plan are to attract, retain and motivate key employees of the Company and its subsidiaries, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company. The 1996 Plan authorizes the issuance of certain awards ("Awards") to officers, other key employees and consultants of the Company and its subsidiaries. In addition, nonemployee directors of subsidiaries of the Company, consultants of certain business organizations in which the company or one of its subsidiaries has an interest, as well as former employees or former consultants of the Company, its subsidiaries and such other business organizations are also generally eligible to receive Awards. (Such persons are referred to collectively as "Eligible Individuals.") As of March 11, 1996, the Company estimates that there were approximately 60 Eligible Individuals.

    Shares Available Under the 1996 Plan. An aggregate of 1,900,000 shares of common stock are authorized for issuance under the 1996 Plan. Such shares may be either treasury shares or newly-issued shares. In addition to this overall limit, the 1996 Plan contains limits on the number of shares that may be subject to stock options and SARs awarded to an Eligible Individual in any single year (see "Awards - Stock Options" below). In the event of a stock split, stock dividend or other change affecting the Company's common stock, appropriate adjustment may be made by the Compensation Committee in the number of shares that may be issued under the 1996 Plan and in the limits on the number of shares that may be awarded to an Eligible Individual, as well as in the number of shares and the exercise price of any outstanding Award. If shares under an Award are not issued, those shares would again become available for inclusion in future Awards.

    The aggregate of 1,900,000 shares of common stock will be increased by shares tendered or withheld to exercise any Stock Option or to satisfy any tax withholding, by shares subject to a forfeited or expired Award, and by excess SAR Awards settled in stock. Substitute Awards granted in acquisitions will not be counted against this limit, except for Substitute Awards granted to persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

    Administration. The Compensation Committee administers the 1996 Plan, selects participants from among the Eligible Individuals who will receive Awards, determines the number of shares or the cash amount subject to each Award and determines the form and terms of the Awards, including those related to vesting, forfeiture, payment, exercisability and the effect, if any, of a participant's termination of employment or a change in control of the Company on outstanding Awards. The Compensation Committee may from time to time delegate some or all of its authority to an administrator consisting of one or more members of the Compensation Committee or one or more officers of the Company, except that the administrator may not be given authority to make Awards to certain of the officers of the Company.

    Awards -- General. The 1996 Plan authorizes Awards based on the Company's common stock, including (i) stock awards consisting of shares of common stock granted or offered for sale to Eligible Individuals ("Stock Awards"), (ii) stock units which may be settled by the delivery of shares of common stock ("Stock Units"), (iii) incentive stock options or nonqualified stock options to acquire common stock ("Stock Options"), (iv) stock appreciation rights ("SARs"), which may be granted in tandem with or independently of Stock Options, and (v) other forms of equity-based or equity-related Awards which the Compensation Committee determines to be consistent with the purposes of the 1996 Plan and the interests of the Company ("Other Awards"). Such Other Awards may also include cash payments which may be based on one or more criteria determined by the Compensation Committee which are unrelated to the value of the Company's common stock.

    Awards under the 1996 Plan may, in the discretion of the Compensation Committee, be made in substitution for cash or other compensation payable to an Eligible Individual. The Compensation Committee may establish rules pursuant to which an Eligible Individual may elect to receive a form of Award permitted under the 1996 Plan in lieu of any other form of Award or may elect to receive an Award in lieu of other compensation that otherwise might have been payable to the Eligible Individual. For purposes of determining the number of shares of common stock subject to an Award, the Compensation Committee may value the shares at a discount to fair market value to reflect the various restrictions, conditions and limitations set forth in the 1996 Plan and the terms of the Award or otherwise applicable to the shares.

    The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Compensation Committee. The Compensation Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award (including a Stock Award), or (iii) the date on which any Stock Option or SAR first becomes exercisable. The Compensation Committee shall also have full authority to determine the effect, if any, that a participant's termination of employment will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

    The Compensation Committee may condition the vesting of Awards upon the attainment of specified performance goals or such other factors as the Compensation Committee may determine, provided that the specific performance goals intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") which limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers unless the payments are made upon attainment of certain pre-established performance goals and, if made pursuant to a plan, the plan is a qualifying performance based plan, must be pre-established and objective, may vary among participants, and must be based upon such Company, business, unit and/or individual factors and criteria as the Compensation Committee may deem appropriate, including and limited to stock price; market share; sales; earnings per share; net earnings; operating earnings; profit margin; return on capital, assets, net assets or equity; costs; cash flow; and any combination thereof.

    As a condition to the vesting, exercise or payment of an Award, the Company may require a participant to pay any withholding taxes. The Company may lend to participants the amount necessary to satisfy withholding requirements and to satisfy the exercise price when exercising Stock Options (other than incentive stock options), on such terms as the Compensation Committee may determine.

    The number of shares of common stock that may be subject to Awards granted to or elected by a participant in the current fiscal year may not exceed 150,000 shares, and in each subsequent fiscal year may not exceed 110% of the maximum number for the preceding fiscal year.

    No Awards shall be made under the 1996 Plan after the tenth anniversary of the date of shareholder approval.

    Awards -- Stock Awards and Stock Units. Stock Awards may be subject to vesting requirements or restrictions on transferability. Recipients of Stock Awards are entitled to exercise voting rights and receive dividends with respect to the shares of common stock, if any, underlying such Awards upon receipt of such Awards. The Compensation Committee may determine that recipients of Stock Units will receive amounts equivalent to dividends with respect to the shares underlying such Awards prior to receipt of such shares. Stock Units are payable in the discretion of the Compensation Committee in shares of common stock or in cash equal to the fair market value of such shares on the payment date.

    Awards -- Stock Options. An award of Stock Options may consist of either nonqualified stock options or incentive stock options within the meaning of
Section 422 of the Code. Stock Options may be granted at a price less than market value on the date of grant, and may have unlimited terms. A Stock Option entitles the participant to acquire a specified number of shares of common stock at an exercise price determined by the Compensation Committee. The exercise price may be paid in cash or previously owned stock, or a combination thereof, and, if the terms of the Stock Option so provide, in whole or in part through the withholding of shares of common stock subject to the Stock Option with a value equal to the exercise price. The Plan would permit immediate sequential exchange of common stock at the time of exercise of Stock Options. In addition, the Compensation Committee is authorized to adopt a "cashless exercise" procedure that would permit sale of some or all of the shares issuable upon exercise of a Stock Option in order to generate sufficient cash to pay the exercise price and/or to satisfy withholding tax obligations relating to the Stock Option. Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code expire no later than ten years from the date of award.

    Awards -- SARs. Upon exercise of an SAR, a participant will receive a payment equal to the fair market value of the shares subject to the SAR on the date of exercise, less the exercise price determined by the Compensation Committee at the time of the Award. At the discretion of the Compensation Committee, payment to a participant upon exercise of an SAR may be made in shares, cash or a combination of shares and cash.

    New Plan Benefits. Awards under the 1996 Plan will be authorized by the Compensation Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future.

FEDERAL INCOME TAX CONSEQUENCES

    Nonqualified Stock Options. The grant of a nonqualified Stock Option will not result in the recognition of taxable income by the participant or in a deduction to the Company. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and a tax deduction is allowable equal to the amount of such income, subject to any limitation imposed on the deductibility of executive compensation by Section 162(m) of the Code. Gain or loss upon a subsequent sale of any common stock received upon the exercise of a nonqualified Stock Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

    Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option within the meaning of Section 422 of the Code will result in the recognition of taxable income by the participant or in a deduction to the Company. However, the excess of the fair market value of the common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares of common stock are not disposed of within the one-year period beginning on the date of exercise, nor within the two-year period beginning on the date of grant of the Stock Option, any profit realized by the participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. In the event of any such earlier disposition of the shares, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income of the participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant. To qualify as an incentive stock option, a Stock Option must be exercised within three months following termination of the participant's employment (or one year if such person is disabled). In the event such Stock Option is exercised at a later date, it will instead be taxed as a nonqualified stock option, as described above.

    Stock Awards. The grant of a Stock Award will not be taxed at the time of award unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the common stock comprising the Stock Award, the participant will be taxed at ordinary income tax rates on the then fair market value of the common stock and a corresponding deduction will be allowable to the Company, subject to any limitation imposed on executive compensation by Section 162(m) of the Code. In that case, the participant's basis in the common stock will be equal to such fair market value. Upon subsequent disposition of such common stock, the participant will realize long-term or short-term capital gain or loss. If the participant files an election with the Internal Revenue Service pursuant to
Section 83(b) of the Code within 30 days of receipt of the Stock Award, the participant will be taxed at ordinary income tax rates on the fair market value of the Award at the time of award. In that case, the participant's basis will be equal to such fair market value. Also in that case, no tax will be payable upon lapse of the risk of forfeiture or the restrictions on transferability, and any gain or loss upon subsequent disposition will be a long-term or short-term capital gain or loss. In the event of a forfeiture of common stock with respect to which participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

    Stock Units. A participant who receives Stock Units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of such Stock Unit or on the cash paid in settlement of such Stock Unit and a corresponding deduction will be allowable to the Company at that time, subject to any limitation imposed on executive compensation by Section 162(m) of the Code. The participant's basis in the shares of common stock will be equal to the amount taxed as ordinary income, and on subsequent disposition, the participant will realize long-term or short-term capital gain or loss.

    Transferability. Unless the Compensation Committee determines otherwise, no Award is transferable other than by will or by the laws of descent and distribution, except that the Compensation Committee may permit transfer to a participant's family members or to a trust for such family members.

    Amendments. The Board of Directors or the Compensation Committee may amend or terminate the 1996 Plan at any time, but if Rule 16b-3 under the Securities Exchange Act of 1934 requires the Company to obtain shareholder approval, then such approval will be sought. An amendment may not affect adversely the rights of any participant under an outstanding Award. No amendment to the 1996 Plan may render any member of the Compensation Committee eligible to receive an Award while such member is serving on the Compensation Committee.

VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the outstanding shares present in person or by proxy at the meeting, or any adjournment thereof, is necessary for approval of this Proposal No. 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                              CALIBER SYSTEM, INC.
                     1989 NONEMPLOYEE DIRECTORS' STOCK PLAN

                                (PROPOSAL NO. 3)

    On March 11, 1996, the Board of Directors adopted, subject to approval by the shareholders of the Company, an amendment to the 1989 Stock Plan to adjust outstanding awards under the Stock Plan to equitably reflect the effects of the recently completed spinoff of Roadway Express, Inc. to the Company's shareholders and other future corporate transactions.

    The 1989 Stock Plan, as approved by the shareholders at the Annual Meeting held in May 1989, did not provide the Committee administering the 1989 Stock Plan with authority to adjust the price or number of shares purchasable upon exercise of options granted thereunder in the event of changes in the capital structure of the Company, mergers, or similar events. The 1994 Stock Plan, which is similar to the 1989 Stock Plan, has such an adjustment provision. The proposed amendment would give authority to make adjustments in the event of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, and to take such other action as the Committee may determine is equitably required to prevent dilution or enlargement of the rights of participants in the 1989 Stock Plan.

    If the amendment is approved by the shareholders, the Committee will adjust the options granted under the Plan to provide that each option shall be for 1.2 shares of Company common stock, rather than one share per option as originally granted. The exercise price of the option will remain the same. The adjustment in the number of shares per option was determined based upon the relative values of shares of Roadway Express and the Company over a 15 day trading period following the spinoff of Roadway Express.

    Under the 1989 Stock Plan, there are options for 25,792 shares outstanding at an exercise price of $30 per share expiring on May 10, 1999, and options for 3,556 shares outstanding at an exercise price of $36 per share expiring May 9, 2000. At March 22, 1996, the closing price of the Company's common stock was $44.25. No further awards will be made under the 1989 Stock Plan.

VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the outstanding shares present in person or by proxy at the meeting, or any adjournment thereof, is necessary for approval of this Proposal No. 3.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

                              CALIBER SYSTEM, INC.
                   NONEMPLOYEE DIRECTORS' STOCK RETAINER PLAN

                                (PROPOSAL NO. 4)

    At its meeting on March 11, 1996, the Board of Directors adopted the Caliber System, Inc. Nonemployee Directors' Stock Retainer Plan (the "Retainer Plan"). The adoption of the Retainer Plan is designed to increase the nonemployee directors' ownership interests in the Company, and to align more closely their interests with those of the Company's shareholders. A copy of the Retainer Plan is attached hereto as Annex B and the following summary is qualified in its entirety by reference thereto.

    Under the Retainer Plan, each nonemployee director of the Company is to be paid 900 shares of Company common stock as the annual retainer portion of his compensation for service as a director of the Company effective as of the date of each annual meeting of shareholders, which shares are not subject to forfeiture. The number of shares to be granted to each nonemployee director elected at any other time would be prorated. Directors will continue to receive cash compensation outside of the Retainer Plan for committee membership, chairmanship of committees and attendance at Board and committee meetings as described in the Director Compensation section of this Proxy Statement.

    An aggregate of 50,000 shares will be available under the Retainer Plan, which may be treasury or newly-issued shares. The number and kind of shares which would be automatically granted to each nonemployee director would be subject to adjustment for any changes in the number or kind of outstanding shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, corporate division or other change in the Company's corporate or capital structure.

    Approval of the Retainer Plan by the shareholders of the Company is being sought for the purpose of affording an exemption from the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 for the receipt of shares under the Retainer Plan. Shareholder approval will also enable the Company to list shares issued under the Retainer Plan on the New York Stock Exchange if it chooses to do so. In the event the Retainer Plan is not approved, it is the present intention of the Board to have its 1996 retainer paid in shares without the benefit of the exemption from Section 16(b). The Board of Directors would be permitted to amend, suspend or discontinue the Retainer Plan at any time. Whether or not shareholder approval is obtained, the Board retains the authority under the law and the Company's Restated Amended Code of Regulations to set and change the compensation of directors from time to time. In the event the share retainer is increased, no additional shareholder approval may be sought unless the Board desires to maintain the Section 16 exemption and shareholder approval is then a requirement of such exemption.

    The following table sets forth the benefits to be received in 1996 under the Retainer Plan by the nonemployee directors of the Company, based on the market value of the Common Stock of the Company as of March 22, 1996:

                               NEW PLAN BENEFITS

- --------------------------------------------------------------------------------------------------------------
                                                                                         DOLLAR     NUMBER OF
                                  NAME AND POSITION                                      VALUE       SHARES
- --------------------------------------------------------------------------------------------------------------
Each nonemployee director                                                               $ 39,656         900
Nonemployee directors of the Company as a group (7)                                     $277,594       6,300
- --------------------------------------------------------------------------------------------------------------

VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the outstanding shares present in person or by proxy at the meeting and entitled to vote in the matter, or any adjournment thereof, is necessary for approval of this Proposal No. 4.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

                              SHAREHOLDER PROPOSAL

                                (PROPOSAL NO. 5)

    A shareholder has informed the Company that the following proposal will be presented at the Annual Meeting. The Company disclaims any responsibility for the content and supporting statement, which are presented as received from the shareholder.

    The name of the proponent, address and shareholdings will be furnished by the Company to any shareholder, orally or in writing as requested, promptly upon receipt of any request therefor.

                               CUMULATIVE VOTING

RESOLUTION: That the stockholders of Roadway Services Inc. or its successor urge that the Board of Directors take the necessary steps to adopt a system of cumulative voting for the purpose of director elections.

PROPONENT'S STATEMENT IN SUPPORT OF THE PROPOSAL

    Cumulative voting, which allows shareholders to "bundle" their votes, serves a number of purposes. It encourages directors to earn shareholder votes, rather than expect rubber-stamp election as part of an entire slate. It allows a group of shareholders to bundle votes and elect a representative to the board. Cumulative voting can be especially helpful for employee owners.

    When Roadway management proposed to divide the Company, they said that employee ownership will be an important part of success.

    Employee ownership is supposed to be one of the important developments of the modern American economy, hailed by experts on both sides of the political spectrum and promoted by numerous federal and state laws. Companies with employee ownership are supposed to be more productive, with higher rates of job creation, and better stock prices than the average company.

    One of the keys to this important development is that employees are owners, with a voice in how things are run.

    Such a voice can best be heard in the board room. A number of companies have directors who come from the front ranks, including Northwest Airlines, United Airlines, Navistar and Polaroid.

    Cumulative voting can help a group of shareholders such as employee-owners elect a director to the board.

    I believe that by adopting cumulative voting, Roadway will demonstrate its commitment to meeting shareholder interests.

COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL:

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL AND RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

    Currently, each director is elected by a plurality of the votes cast by shareholders, thereby allowing the directors to represent all of the shareholders of the Company. This has been the sole method of electing directors since 1989 when, with the approval of a majority vote of the voting power of the Company, the Company's Articles of Incorporation were amended to remove the option of cumulative voting. Under cumulative voting, upon timely request by a shareholder, a shareholder's total vote (which is the total number of shares each shareholder is entitled to vote multiplied by the number of directors to be elected) may be cast entirely for one nominee or distributed among two or more nominees, thus enabling a minority shareholder or group of shareholders, who own far less than a majority of the outstanding shares, to elect a director. While the Board strongly supports ownership of Company stock by Company employee benefit plans and directly by employees, the Board believes that each director has a responsibility to the shareholders as a whole and not to a particular shareholder or group of minority shareholders.

    The Board remains convinced that the Company's present method of electing directors is the fairest and the most likely to produce an effective board that will represent the interests of all of the Company's shareholders. In contrast, cumulative voting is a procedure which could conceivably result in the election of a director representing a specific shareholder or shareholder group seeking to advance its own interests rather than the interests of all shareholders. Additionally, cumulative voting also introduces the possibility of partisanship among board members that could impair their ability to work together, the requirement essential to the effective functioning of the board of directors, and thereby disrupt the business of the Company.

    The Company believes that its directors are, and have traditionally been, independent minded and have performed their duties and responsibilities conscientiously and effectively. The Board is focused on the successful long-term performance of the Company and believes that the present system of electing directors should be retained in the best interest of all shareholders.

VOTE REQUIRED

    The affirmative vote of the holders of shares representing at least a majority of the voting power of the Company is necessary for approval of this Proposal No. 5.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 5.

                              SHAREHOLDER PROPOSAL

                                (PROPOSAL NO. 6)

    A shareholder has informed the Company that the following proposal will be presented at the Annual Meeting. The Company disclaims any responsibility for the content and supporting statement, which are presented as received from the shareholder.

    The name of the proponent, address and shareholdings will be furnished by the Company to any shareholder, orally or in writing as requested, promptly upon receipt of any request therefor.

                        INDEPENDENT DIRECTOR AS CHAIRMAN

RESOLVED: That shareholders urge the Board of Directors of Roadway Services, Inc. or its successor to amend the bylaws to require that an independent director who was not formerly the chief executive of the Company serve as chair of the board.

PROPONENT'S STATEMENT IN SUPPORT OF THE PROPOSAL:

    Major decisions required of transportation companies today require a system of checks and balances to make sure that personality is removed from important decisions.

    As you know, our Company has made a number of decisions recently of enormous scope, from major investment into new types of business, to the recent decision to divide into two separate companies altogether.

    One way to improve the checks and balances is through an independent board chair. A Board may not be limited in questioning a management plan when the Board chair is also the person who designed the management plan in his or her capacity as the chief executive officer. By requiring that the chair be an independent director, the Board may raise sharper questions as to the wisdom of basic management plans.

    Further, such a chair should come from outside the corporation; permitting the recently retired CEO to chair the company may serve to protect bad ideas.

    I urge you to vote FOR this resolution.

COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL:

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL AND RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

    The Company's Chairman and Chief Executive Officer currently is the only officer of the Company who serves as a director. In the past, the vast majority of the members of Board have been independent nonemployee directors. These persons were chosen as directors because of their experience and the contribution that they can make to the direction of the Company. The predominance of outside directors provides an effective system of "checks and balances." The Board constantly reviews the performance of the Chief Executive Officer and other officers, all of whom are accountable to the Board. This proposal would unnecessarily limit the Board's flexibility in choosing the management structure best suited for the Company. Ohio corporate law and the Company's regulations permit one person to serve simultaneously as Chairman of the

Board and Chief Executive Officer. By mandating a formal separation of these offices, however, the proposal would restrict the Board's discretion to adopt from time to time the form of governance and management best for the Company as its business and circumstances may change.

    In today's rapidly evolving business environment, the Board finds it desirable for the Company to be able to act quickly and decisively through its Chief Executive Officer subject to the direction and approval of the Board on appropriate matters. The Board believes that this benefits the Company and its shareholders by permitting the Board to work closely with, and benefit from the knowledge of, the member of the Board most familiar with the Company on a day to day basis. The Chief Executive Officer must oversee all areas of the Company, and his or her participation on the Board and involvement with certain Board committees is important to both the directors and the Chief Executive Officer.

    The Board further does not believe it best serves the shareholders' interests to limit possible candidates for Chairman, as the proponent suggests, to an independent director of the Company who has not formerly served as Chief Executive Officer of the Company. The proponent's suggested limitation would unduly restrict the Board's flexibility to select the best individual for the job, to the possible detriment of the Company and its shareholders. The Board believes that the Company should have a governance structure flexible enough to allow the Board to select at its discretion an individual with the necessary qualifications and skills to serve as Chairman of the Board.

VOTE REQUIRED

    The affirmative vote of the holders of shares representing at least a majority of the voting power of the Company is necessary for approval of this Proposal No. 6.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 6.

                      DESIGNATION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 7)

    A proposal will be presented at the meeting to ratify the designation of Ernst & Young LLP as independent auditors of the Company for 1996. Ernst & Young LLP have been the independent auditors of the Company since 1951.
Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals to be presented at the 1997 Annual Meeting must be received in writing by the Company at its principal offices by December 16, 1996, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals must comply with federal securities regulations and Ohio law.

                              COST OF SOLICITATION

    The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

April 8, 1996                                              D. A. Wilson
                                                             Secretary

                                                                         ANNEX A

                    1996 EQUITY INCENTIVE COMPENSATION PLAN

    1. PURPOSE. The purposes of the Caliber System, Inc. 1996 Equity Incentive Compensation Plan are to attract, retain and motivate key employees of the Company and its Subsidiaries, to compensate them for their contributions to the growth and profits of the Company and its Subsidiaries and to encourage ownership by them of Stock of the Company.

    2. DEFINITIONS. As used in the Plan, the following capitalized words shall have the meanings indicated below:

        "Administrator" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

        "Award" means an award made pursuant to the terms of the Plan.

        "Award Agreement" means a written agreement between the Company or one of its Subsidiaries which is approved in accordance with Section 12(e), which is executed by the Participant and by an officer on behalf of the Company and which sets forth the terms and conditions of the Award to the Participant.

        "Award Certificate" means a written certificate issued by the Company which is approved in accordance with Section 12(e), which is executed by an officer on behalf of the Company and which sets forth the terms and conditions of an Award.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

        "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan. The Committee shall consist of at least two individuals, each of whom is both a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Treasury Regulation sec.1.162-27(e)(3) promulgated under the Code and who shall serve at the pleasure of the Board.

        "Company" means Caliber System, Inc.

        "Date of the Award" means the effective date of an Award (whether a mandatory Award or an elected Award pursuant to Section 12(a)) as specified by the Committee and set forth in the applicable Award Agreement or Award Certificate.

        "Eligible Individuals" means the individuals described in Section 6 who are eligible for Awards under the Plan.

        "Employee Trust" means any trust established by the Company in connection with an employee benefit plan (including the Plan) under which current and former employees of the Company constitute the principal beneficiaries.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

        "Fair Market Value" means, with respect to a share of Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

        "Option" means an option to purchase Stock, the terms of which are described in Section 9.

        "Option Award" means an Award of Options pursuant to Section 9. An option Award may consist of options, the receipt of which was elected pursuant to Section 12(a).

        "Other Award" means any other form of award authorized under Section 11 of the Plan. An Other Award may consist of Awards, the receipt of which was elected pursuant to Section 12(a).

        "Participant" means an individual to whom an Award has been made.

        "Performance Criteria" means one or more criteria that the Committee shall select for purposes of establishing Performance Goal(s). The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: stock price, market share, sales, earnings per share, net earnings, operating earnings, profit margins, return on capital, assets, net assets or equity, costs, cash flow and any combination thereof.

        "Performance Goals" means one or more goals established by the Committee for a performance period or performance cycle based upon Performance Criteria.

        "Plan" means the Caliber System, Inc. 1996 Equity Incentive Compensation Plan, as the same may be amended from time to time in accordance with
    Section 15(f) below.

        "SAR" means a stock appreciation right, as described in Section 10.

        "SAR Award" means an Award of SARs pursuant to Section 10. An SAR Award may be freestanding or granted in tandem with another type of Award. An SAR Award may consist of SARs, the receipt of which was elected pursuant to
    Section 12(a).

        "Section 162(m) Participant" means, for a given fiscal year of the Company, a Participant designated by the Compensation Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

        "Shares" means the shares of Stock underlying, constituting, subject to, or corresponding to an Award.

        "Stock" means the common stock, without par value, of the Company.

        "Stock Award" means an Award of Shares pursuant to Section 7. A Stock Award may consist of Stock, the receipt of which was elected pursuant to
    Section 12(a).

        "Stock Unit" means a restricted stock unit, as described in Section 8.

        "Stock Unit Award" means an Award of Stock Units, pursuant to Section 8. A Stock Unit Award may consist of Stock Units, the receipt of which was elected pursuant to Section 12(a).

        "Subsidiary" means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

        "Substitute Awards" means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or with which the Company combines.

        "Term of the Plan" means the period beginning on the date that the Plan is adopted by the Board and ending on the date that the Plan terminates in accordance with Section 3 or 15(f) below.

    3. EFFECTIVE DATE AND TERM. The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereafter shall terminate ab initio and be of no further force and effect. In no event shall any Awards be made under the Plan after the tenth anniversary of the date of stockholder approval; provided however, that no incentive stock option, within the meaning of Section 422 of the Code may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board.

    4. STOCK SUBJECT TO PLAN.

    (a) One million, nine hundred thousand shares of Stock (whether issued or unissued) shall be authorized for issuance under the Plan (the "Section 4 Limit").

    (b) The number and kind of shares authorized for issuance hereunder, including the maximum number of Shares subject to Options or SARs as provided in
Section 4(d) below, may be equitably adjusted in the discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spinoff, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Stock in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. In the event of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. No fractional shares of Stock shall be reserved or authorized by any such adjustment.

    (c) In calculating the number of shares of Stock remaining for issuance under the Plan, the following rules shall apply:

       1. The Section 4 Limit shall be reduced by the number of Shares subject to outstanding Awards and, for Awards which are not denominated in Shares, by the number of Shares delivered upon payment or settlement of the Award.

       2. The Section 4 Limit shall be increased by the number of shares of Stock tendered to pay the exercise price of any Option or Other Award and by the number of Shares withheld from any Award to satisfy a Participant's tax withholding obligation or, if applicable, withheld to pay the exercise price of an Option or Other Award.

       3. The Section 4 Limit shall be increased by the number of Shares subject to an Award (or portion thereof) granted hereunder that is forfeited, is settled through the issuance of consideration other than Shares or otherwise terminates without the issuance of such Shares. With respect to SAR Awards that are settled in whole or in part in Stock, this Section 4(c)(3) shall be applied by increasing the Section 4 Limit by the excess, if any, of the number of Shares subject to the SAR Award over the number of Shares delivered to the Participant upon exercise of such Award.

       4. Any Shares underlying Substitute Awards shall not be counted against the Section 4 Limit and shall not be subject to Section 4(d), except in the case of Shares with respect to which Substitute Awards are granted to officers or directors of the Company subject to the reporting obligations of Section 16(a) of the Exchange Act.

       In no event may the operation of the foregoing result in the issuance under the Plan of a number of Shares in excess of the Section 4 Limit.

    (d) The maximum number of Shares that may be subject to Awards granted to or elected by a Participant (i) in the fiscal year in which the Plan is approved by the stockholders of the Company shall equal 150,000 Shares, and (ii) in each subsequent fiscal year shall equal 110% of such maximum number for the preceding fiscal year.

    5. ADMINISTRATION.

    (a) The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from among the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment, exercisibility, and the effect, if any, of a Participant's termination of employment with the Company or a change in control of the Company on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to determine whether the terms and conditions of each Award will be set forth in an Award Agreement or Award Certificate and to specify and approve the provisions of the Award Agreements and Award Certificates delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement or Award Certificate delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions and (ix) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

    (b) The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals (A) who are subject on the Date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) who are Section 162(m) Participants or (C) who are officers of the Company and are delegated authority by the Committee hereunder, or (ii) under Sections 5(c) and 15(f) of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

    (c) The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

    (d) All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein. In the event of any disagreement between the Committee and the Administrator, the Committee's determination on such matter shall be final and binding on all interested persons, including the Administrator.

    (e) No member of the Committee or the Administrator shall be liable for anything whatsoever in connection with the administration of the Plan except as a result of such person's own willful misconduct. Under no circumstances shall any member of the Committee or the Administrator be liable for any act or omission of any other member of the Committee or, in the case of members of the Committee, the Administrator. In the performance of its functions with respect to the Plan, the Committee and the Administrator shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee or the Administrator deems necessary or appropriate, and no member of the Committee or the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

    6. ELIGIBILITY. Eligible Individuals shall include all officers, other key employees and consultants of the Company and its Subsidiaries, nonemployee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which the Company or a Subsidiary has an equity or similiar interest, other than those individuals who may be designated by the Committee from time to time as ineligible for such period of time as the Committee shall determine. In accordance with rules specified by the Committee, Eligible Individuals may include former employees or former consultants of the Company and such joint ventures, partnerships or similar business organizations. Members of the Committee will not be eligible to participate in the Plan. An individual's status as an Administrator will not affect his or her eligibility to participate in the Plan.

    7. STOCK AWARDS. Stock Awards shall consist of one or more Shares of Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. The Shares subject to a Stock Award may, among other things, be subject to Performance Goals, vesting requirements or restrictions on transferability.

    8. STOCK UNIT AWARDS. Stock Unit Awards shall consist of a grant of one or more Stock Units, and shall be subject to the terms and conditions established by the Committee, including Performance Goals, in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award Agreement or Award Certificate, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to Fair Market Value on the payment date of one Share.

    9. OPTION AWARDS.

    (a) An Option Award shall consist of the grant of an Option to purchase such number of Shares as determined by the Committee, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement or Award Certificate, a Participant shall be entitled to exercise the Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 9(b) below, the number of Shares in respect of which the Option shall have been exercised. Such Options may be either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code.

    (b) Subject to the provisions of the applicable Award Agreement or Award Certificate, the exercise price of the Option may be paid in cash or previously owned shares of Stock or a combination thereof and, if the applicable Award Agreement or Award Certificate so provides, in whole or in part through the withholding of Shares subject to the Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure approved by the Committee that affords Participants the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy withholding tax obligations related to the Option.

    (c) Options which are intended to qualify as incentive stock options under
Section 422 of the Code shall expire no later than the tenth anniversary of the date of the grant thereof.

    10. SAR AWARDS. An SAR Award shall consist of the grant of one or more SARs, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement or Award Certificate, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a Share on the date of exercise over the SAR exercise price specified in the applicable Award Agreement or Award Certificate. At the discretion of the Committee, payments to a Participant upon exercise of an SAR may be made in Shares, cash or a combination thereof.

    11. OTHER AWARDS. The Committee shall have the authority to specify the terms and provisions, including Performance Goals, of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

    12. AWARDS IN GENERAL.

    (a) Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures established by the Committee, an Eligible Individual may elect to receive one form of Award permitted under the Plan in lieu of any other form of Award, or may elect to receive an Award under the Plan in lieu of all or part of any compensation which otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. At the discretion of the Committee, Stock Units may at any time be substituted for the portion of a Stock Award that has not vested in accordance with the provisions of the applicable Award Agreement or Award Certificate. The substitution contemplated by the previous sentence may be made at any time prior to the applicable vesting date of the Stock Award.

    (b) For purposes of determining the number of Shares subject to an Award, the Committee may value the shares at a discount to Fair Market Value to reflect the various restrictions, conditions and limitations set forth in the Plan and the applicable Award Agreement or Award Certificate or otherwise applicable to the Shares.

    (c) With respect to any dividend or distribution on the Shares corresponding to an Award, the Committee may in its discretion authorize current or deferred payments (payable in cash or Stock or a combination thereof) or appropriate adjustments to the outstanding Award to reflect such dividend or distribution.

    (d) In accordance with the procedures specified by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. In connection with such deferral, the Committee may provide that Awards so deferred may be credited with a notional return during the period of deferral based upon the corresponding return on one or more investments designated by the Committee or elected by the Participant in accordance with the procedures established by the Committee for this purpose. The Committee shall have the right at any time to accelerate the payment or settlement of any Award granted under the Plan, including, without limitation, any Award subject to a prior deferral election.

    (e) The terms and provisions of an Award shall be set forth in a written Award Agreement or Award Certificate approved by the Committee and delivered or made available to the Participant as soon as practicable following the Date of the Award.

    (f) The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement or Award Certificate. Notwithstanding the foregoing, the Committee may accelerate
(i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award (including a Stock Award) or (iii) the date on which any Option or SAR first becomes exercisable. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement or Award Certificate the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

    (g) If the Committee conditions the vesting of any Awards under the Plan, other than Option Awards and SAR Awards, upon service alone, such vesting may not occur before three years from the Date of the Award. Notwithstanding anything in this Plan to the contrary, not more than 95,000 shares of Stock in the aggregate available under this Plan may be subject to Awards, other than Option Awards and SAR Awards, which do not meet the requirements of the first sentence of this subsection (g) or to which the Committee may accelerate or waive any restrictions imposed by the Committee or, in the case of grants of Option Awards, which the Committee may subsequently determine, with the Participant's consent but without any approval or consent of the Company's stockholders, are not to be subject to the limitations of Section 15(f).

    13. CERTAIN RESTRICTIONS.

    (a) Except as otherwise provided by the terms of any applicable Employee Trust, prior to the exercise of any Option or SAR Award or payment of Stock pursuant to any Stock Unit Award or Other Award, the Participant shall not have any rights as a stockholder with respect to any Shares subject to such Option or SAR or corresponding to such Stock Unit or Other Award. Subject to the terms of any applicable Employee Trust, each Participant shall be the beneficial owner of any Shares actually issued by the Company in connection with an Award. Except for the risk of forfeiture and the restrictions on transfer which may apply to certain Shares (including restrictions relating to any dividends or other rights), the Participant shall be entitled to all rights of ownership, including, without limitation, the right (i) to vote such Shares and (ii) to receive cash or stock dividends thereon.

    (b) Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the Shares received in connection with an Award after the date that the restrictions on transferability of such Shares set forth in the applicable Award Agreement or Award Certificate have lapsed. During the lifetime of the Participant, an Option, SAR or similar-type Other Award shall be exercisable only by him or by the family member or trust to whom such Option, SAR or Other Award has been transferred in accordance with the previous sentence.

    14. INVESTMENT REPRESENTATION. Each Award shall be conditioned on the Participant making any representations required in the applicable Award Agreement or Award Certificate. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with or required to be obtained under, applicable local law.

    15. MISCELLANEOUS PROVISIONS.

    (a) As a condition to the making of any Award, the vesting or payment of any Award or the lapse of the restrictions pertaining thereto (including those related to the exercise of an Option or SAR), the Company may require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In accordance with rules and procedures established by the Committee and, in the discretion of the Committee, such payment may be in the form of cash or other property. In accordance with rules and procedures established by the Committee, in satisfaction of such taxes, assessments or other governmental charges the Company may, in the discretion of the Committee, make available for delivery a lesser number of Shares in payment or settlement of an Award or permit a Participant to tender previously owned Shares to satisfy such withholding obligation. At the discretion of the Committee, the Company may deduct or withhold the amount of taxes, assessments or other charges from any payment or distribution to a Participant whether or not pursuant to the Plan. In accordance with rules and procedures established by the Committee, the Company may offer loans to Participants to satisfy withholding requirements and to satisfy the exercise price when exercising Options which are not designated or qualified hereunder or by the Code as "incentive stock options," on such terms as the Committee may determine, which terms may, in the discretion of the Committee, be non-interest bearing. The Company and the Participant may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

    (b) The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company or its Subsidiaries.

    (c) All expenses and costs in connection with the administration of the Plan or issuance of Shares, Options, SARs, Stock Units or Other Awards hereunder shall be borne by the Company.

    (d) The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

    (e) The Plan and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of Ohio.

    (f) The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made; and provided, further, that such modification, amendment, suspension or termination shall not, without the approval of the Company's shareholders:

        (i) except as expressly provided in this Plan, increase the total number of shares of Stock reserved for the purpose of the Plan;

        (ii) extend the maximum period for exercise of Share Awards or SAR Awards applicable under the Plan;

        (iii) decrease the price of an Option Award, whether directly or indirectly; or

        (iv) otherwise materially increase the benefits accruing to Participants under the Plan.

    (g) The Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that the Plan shall be subject to Rule 16b-3 as in effect on and after May 1, 1991.

                                                                         ANNEX B
                              CALIBER SYSTEM, INC.

                   NONEMPLOYEE DIRECTORS' STOCK RETAINER PLAN

                              ARTICLE I.  PURPOSE

    The purpose of the Caliber System, Inc. Nonemployee Directors' Stock Retainer Plan is to promote the interests of Caliber System, Inc. and its shareholders by attracting and retaining nonemployee Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders.

                            ARTICLE II.  DEFINITIONS

    For purposes of the Plan, the following words and phrases shall have the meanings indicated:

    2.1 ANNUAL MEETING means an annual meeting of shareholders of the Company.

    2.2 BOARD means the Board of Directors of the Company.

    2.3 COMPANY means Caliber System, Inc., an Ohio corporation, and any successor thereto.

    2.4 NONEMPLOYEE DIRECTOR means a member of the Board who is not employed by the Company or any of its subsidiaries.

    2.5 RETAINER means the portion of a Nonemployee Director's annual compensation that is payable without regard to the number of Board or committee meetings attended or committee positions.

    2.6 SHARES means shares of common stock, without par value, of the Company.

               ARTICLE III.  EFFECTIVE DATE AND TERM OF THE PLAN

    The Plan shall become effective only if it is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the Annual Meeting of the Company's shareholders to be held on May 8, 1996 or at any adjournment thereof and, if so approved, shall be effective from the date approved. The term during which Shares shall be granted under the Plan shall expire on December 31, 2006.

                    ARTICLE IV.  SHARES AVAILABLE FOR GRANTS

    The Shares which may be granted to Nonemployee Directors shall not exceed in the aggregate 50,000 shares.

                      ARTICLE V.  RETAINER PAID IN SHARES

    5.1 Each Nonemployee Director elected or re-elected to the Board at the 1996 Annual Meeting and each Annual Meeting thereafter shall be granted, in consideration of such election or re-election, a Retainer of 900 Shares.

    5.2 Each Nonemployee Director elected to the Board after the 1996 Annual Meeting, at other than an Annual Meeting, shall be granted, in consideration of such election, effective as of the date of such election, a pro rata portion of a retainer of 900 shares, based on the portion of the year (expressed in days based on a 365 day year) such Nonemployee Director will serve prior to the next Annual Meeting, rounded down to the nearest whole Share.

    5.3 None of the Shares granted under this Plan shall be subject to forfeiture upon the termination of a Nonemployee Director's service prior to completion of his or her term.

    5.4 The Shares granted under the Plan may be treasury shares or newly-issued shares. The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed necessary or appropriate by the Company, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. This obligation shall also be subject to the condition that any Shares reserved for issuance under the Plan shall have been duly listed on the New York Stock Exchange.

                            ARTICLE VI.  ADJUSTMENTS

    6.1 The number and kind of Shares which shall be automatically granted to each Nonemployee Director under Article V of the Plan shall be automatically adjusted to prevent dilution or enlargement of the rights of Nonemployee Directors in the event of any changes in the number or kind of outstanding Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate division or other change in the Company's corporate or capital structure.

                          ARTICLE VII.  MISCELLANEOUS

    7.1 AMENDMENT. The Board may at any time amend, suspend or terminate any or all of the provisions of the Plan at any time.

    7.2 RETENTION OF POWERS. Nothing contained herein shall prevent the directors of the Company from exercising those powers granted to them by law, the Company's Articles of Incorporation, or Restated Amended Code of Regulations, or otherwise to set the compensation of directors from time to time.

    7.3 GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Ohio and applicable Federal law.

                                CALIBER SYSTEM, INC.

   P                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
   R              THE ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 1996.
   O
   X          The undersigned hereby appoints R. A. Chenoweth, D. J.
   Y Sullivan and D. A. Wilson, or any of them or their substitutes, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Caliber System, Inc. held of record by the undersigned at the close of business on March 22, 1996, at the Annual Meeting of Shareholders to be held Wednesday, May 8, 1996, or any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

              This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees listed, FOR approval of the 1996 Equity Incentive Compensation Plan, FOR approval of an amendment to the 1989 Nonemployee Directors' Stock Plan, FOR approval of the Nonemployee Directors' Stock Retainer Plan, AGAINST the shareholder proposal with respect to cumulative voting, AGAINST the shareholder proposal with respect to amendment of the Company regulations, and FOR the ratification of independent auditors for 1996.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.






                                                                SEE REVERSE
                                                                   SIDE

/X/ PLEASE MARK YOUR                 SHARES IN YOUR NAME  REINVESTMENT SHARES
    VOTES AS IN THIS
    EXAMPLE.

                    FOR    WITHHELD                                                                  FOR       AGAINST     ABSTAIN
1. Election of      / /     / /     Director Nominees:                2. Approval of the 1996        / /       / /         / /
   Directors                        G. B. Beitzel, R. A. Chenoweth,      Equity Incentive
                                    N. C. Harbert,  H. L. Kavetas,       Compensation Plan.
                                    C. R. Longsworth, G. J. Roush,
                                    D. J. Sullivan, and              3.  Approval of an amendment    / /       / /         / /
                                    H. M. Watson, Jr.                    to the 1989 Nonemployee
                                                                         Directors' Stock Plan.
For, except vote withheld from the following nominee(s):
________________________________________________________             4.  Approval of the             / /       / /         / /
                                                                         Nonemployee Directors'
                                                                         Stock Retainer
                                                                         Plan.

                                                                     5.  A shareholder               / /      / /          / /
                                                                         proposal
                                                                         with respect to
                                                     Confidential        cumulative
                                                        Vote             voting.
                                                      Requested
                                                        / /          6.  A shareholder               / /      / /          / /
                                                                         proposal
                                                                         with respect
                                                                         to amendment
                                                                         of the
                                                                         Company
                                                                         regulations.

                                                                     7.  Ratification                / /      / /          / /
                                                                         of Ernst &
                                                                         Young LLP as
                                                                         independent
                                                                         auditors.


     SIGNATURE(S)_________________________________________ DATE_________

                                                                             DIRECTORS RECOMMEND VOTES FOR PROPOSALS
     SIGNATURE(S)_________________________________________ DATE_________     2, 3, 4 AND 7; AGAINST PROPOSALS 5 AND 6.
     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark, sign, date and return the proxy promptly in the enclosed postage paid envelope.